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Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129271) of ABB Ltd pertaining to the ABB Employees Share Acquisition Plan—U.S. Share Acquisition Sub-Plan of ABB Ltd of our reports dated March 7, 2008, with respect to the Consolidated Financial Statements and schedule of ABB Ltd and the effectiveness of internal control over financial reporting of ABB Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2007.

/s/ Ernst & Young AG

Zurich, Switzerland
March 14, 2008

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  Exhibit 15.1
Consent of Independent Registered Public Accounting Firm